EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Infosys Technologies Limited:

We consent to the use of our reports dated April 28, 2009, with respect to the consolidated balance sheets of Infosys Technologies Limited and subsidiaries as of March 31, 2009 and 2008, and the related consolidated income statements, statements of changes in equity and cash flow statements for each of the years in the two-year period ended March 31, 2009, the related financial statement schedule II, and the effectiveness of internal control over financial reporting as of March 31, 2009, incorporated herein by reference and to the reference to our firm under the heading “Experts” in the prospectus.

Our audit report on the consolidated financial statements refers to Infosys Technologies Limited’s adoption of International Financial Reporting Standards as issued by the International Accounting Standards Board during the year ended March 31, 2009.

/s/ KPMG
KPMG
Bangalore, India
June 16, 2009